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                                                                   EXHIBIT 11
                                                                   ----------



               TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
   PRIMARY AND FULLY DILUTED EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                                 (In thousands, except per-share amounts.)



                                                              For Three Months Ended     For Nine Months Ended
                                                              ----------------------     ---------------------
                                                              Sept 30      Sept 30       Sept 30      Sept 30
                                                                1994         1993          1994         1993
                                                              --------     --------      --------     --------
Income before cumulative effect of accounting changes......   $185,652     $146,224      $503,292     $342,644
  Less preferred dividends accrued:
    Market auction preferred...............................         --         (593)           --       (1,839)
    Money market preferred.................................         --         (588)           --       (1,909)
    Series A conversion preferred..........................         --       (3,654)           --      (16,097)
  Add:
    Dividends on series A conversion preferred
      shares assumed converted.............................         --        3,654            --       16,097
    Interest, net of tax and profit sharing effect, on
      convertible debentures assumed converted.............        666          676         1,995        2,005
                                                              --------     --------      --------     --------
Adjusted income before cumulative effect
  of accounting changes....................................    186,318      145,719       505,287      340,901
Cumulative effect of accounting changes....................         --           --            --       (4,173)
                                                              --------     --------      --------     --------
Adjusted net income........................................   $186,318     $145,719      $505,287     $336,728
                                                              ========     ========      ========     ========


Earnings per Common and Common Equivalent Share:
- ------------------------------------------------
Weighted average common shares outstanding.................     92,430       86,886        91,862       84,367
  Weighted average common equivalent shares:
    Stock option and compensation plans....................      1,166        1,740         1,250        1,469
    Convertible debentures.................................      2,393        2,413         2,407        2,413
    Series A conversion preferred..........................         --        3,354            --        5,241
                                                              --------     --------      --------     --------
  Weighted average common and common equivalent shares.....     95,989       94,393        95,519       93,490
                                                              ========     ========      ========     ========

Earnings per Common and Common Equivalent Share:
  Income before cumulative effect of accounting changes....   $   1.94     $   1.54      $   5.29     $   3.65
  Cumulative effect of accounting changes..................         --           --            --        (0.05)
                                                              --------     --------      --------     --------
  Net income...............................................   $   1.94     $   1.54      $   5.29     $   3.60
                                                              ========     ========      ========     ========

Earnings per Common Share Assuming Full Dilution:
- -------------------------------------------------
Weighted average common shares outstanding.................     92,430       86,886        91,862       84,367
  Weighted average common equivalent shares:
    Stock option and compensation plans....................      1,166        1,756         1,262        1,852
    Convertible debentures.................................      2,393        2,413         2,407        2,413
    Series A conversion preferred..........................         --        3,354            --        5,241
                                                              --------     --------      --------     --------
  Weighted average common and common equivalent shares.....     95,989       94,409        95,531       93,873
                                                              ========     ========      ========     ========

Earnings per Common Share Assuming Full Dilution:
  Income before cumulative effect of accounting changes....   $   1.94     $   1.54      $   5.29     $   3.63
  Cumulative effect of accounting changes..................         --           --            --        (0.04)
                                                              --------     --------      --------     --------
  Net income...............................................   $   1.94     $   1.54      $   5.29     $   3.59
                                                              ========     ========      ========     ========
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